EXHIBIT 10.28

February 23, 2017

Ladies and Gentlemen:

The undersigned, Johnson & Johnson Innovation-JJDC, Inc. (the “Investor”), understands that Achillion Pharmaceuticals, Inc. (the “Company”) plans to file a shelf registration statement on Form S-3 (the “Shelf Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”). The Shelf Registration Statement is contemplated to register (a) certain equity securities of the Company having an aggregate value of up to $250.0 million, including up to $75.0 million (the “ATM Company Securities”) of shares of common stock, par value $0.001 per share (“Common Stock”), of the Company that may be sold by the Company through Cantor Fitzgerald & Co. (“Cantor”), as agent, from time to time, in sales deemed to be an “at-the-market offering,” pursuant to that certain Controlled Equity OfferingSM Sales Agreement dated February 23, 2017 by and between the Company and Cantor and (b) certain equity securities of the Company held by the Investor, which the Company has agreed to register with the SEC pursuant to that certain Investor Agreement, dated as of July 1, 2015, by and between the Investor and the Company (the “Investor Agreement”). Capitalized terms used herein without definition shall have the respective meanings ascribed to them in Investor Agreement.

Now, therefore, in consideration of the premises and mutual agreements hereinafter set forth, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    The Investor agrees that from the date hereof until the earlier of (i) January 31, 2018, or (ii) such date that is 60 days after the first public announcement of top-line clinical results from Janssen Pharmaceuticals, Inc.’s on-going OMEGA-1 phase 2b clinical trial, without the prior approval of the Company, the Investor shall not, and shall cause its Affiliates not to, Dispose of (x) any of the Purchased Shares, together with any shares of Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization, and (y) any Common Stock issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the shares of Common Stock described in clause (x) of this sentence (collectively, the “Lock-Up Securities”); provided, however, that the foregoing shall not prohibit the Investor from transferring Lock-Up Securities to a Permitted Transferee.

2.    Notwithstanding any other provision herein, this letter agreement shall not prohibit or restrict any Disposition of Shares of Then Outstanding Common Stock and/or Common Stock Equivalents by the Investor or its Affiliates (a) into a tender offer by a Third Party which is not opposed by the Company’s Board of Directors (but only after the Company’s filing of a Schedule 14D-9, or any amendment thereto, with the SEC disclosing the recommendation of the Company’s Board of Directors with respect to such tender offer), (b) into an issuer tender offer by the Company, or (c) except as provided in Section 3 below, in any underwritten public offering of shares of Common Stock that includes Common Stock sold by the Company.

3.    The Investor hereby agrees (a) to relinquish and waive any and all piggyback rights under Section 2 of the Investor Agreement in connection with any offering or sale of ATM Company Securities made under the Shelf Registration Statement and (b) to waive any and all notice requirements under the Investor Agreement in connection with any offering or sale of ATM Company Securities made under the Shelf Registration Statement.

4.    Notwithstanding anything contained herein to the contrary, the Company and Investor hereby agree that this letter agreement and all related restrictions shall terminate if (a) the Company does not file the Shelf Registration Statement with the SEC by March 31, 2017, (b) the Company withdraws the Shelf Registration Statement, or (c) the Company fails to use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the SEC.

5.    This letter agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

6.    This letter agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to the conflict of laws principles thereof that would require the application of the Law of any other jurisdiction.

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IN WITNESS WHEREOF, each of the parties have executed this letter agreement as of the date first above written.

Very truly yours,

ACHILLION PHARMACEUTICALS, INC.

By:	/s/ Milind S. Deshpande
Name: Milind S. Deshpande
Title: President and Chief Executive Officer

Accepted as of the date hereof:

JOHNSON & JOHNSON INNOVATION-JJDC, INC.

By:	/s/ Steven M. Rosenberg
Name: Steven M. Rosenberg
Title: Secretary